March 24, 2006

Stephen Beadnell

2993 Queens Way

East Liverpool, Ohio 43920

Dear Mr. Beadnell:

This Letter Agreement sets forth the basis upon which I have been authorized by the Board of Directors of The 1st National Community Bank ("Company") to employ you in the executive officer position described in Paragraph 1 below for the Employment Period (as hereinafter defined) unless terminated prior to the end of the Employment Period as specifically set forth herein. The "Employment Period" shall initially be the period effective as of April 1, 2006, through March 31, 2009; provided, however, that on March 31, 2009, and each March 31 thereafter, the Employment Period shall automatically be extended for one additional year unless, not later than the immediately preceding January 31, either you or the Company shall have given written notice to the other that you or it does not wish to extend the Employment Period; and provided further that the Employment Period shall terminate automatically when you attain age sixty-five (65). In the event this Letter Agreement is terminated for any reason other than your death, your rights as set forth in Paragraph 9 shall survive and be enforceable notwithstanding such termination.

1. During the Employment Period, you will serve as Vice President and CFO of the Company (or any other executive officer position within the Company to which you may hereafter be elected by the Company's Board of Directors), performing all duties and functions appropriate to that office, as well as such additional duties as the Company or Board of Directors may, from time to time, reasonably assign to you. During the Employment Period, you will devote your full time and reasonable best efforts to the performance of all such duties.

    During the Employment Period, the Company will pay you, in equal bi-weekly installments, as compensation for your services an annual salary of $65,000. This annual salary may be increased from time to time in the sole discretion of the Company. Such annual salary, whether increased, shall constitute your "Base Salary." In addition, you may be awarded such bonuses as the Board of Directors of the Company determines to be appropriate. You will also be eligible to participate in the Tri-State 1st Banc, Inc. 1997 Stock Option Plan, or any successor stock option plan.

3. In the event of your death during the Employment Period, your right to all compensation under this Letter Agreement allocable to days subsequent to your death shall terminate and no further payments shall be due to you, your personal representative, or your estate, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of your death.

4. In the event you become physically or mentally disabled, in the sole judgment of physicians selected by the Company, such that you cannot perform the duties and functions contracted for pursuant to this Letter Agreement, and should such disability continue for at least 180 consecutive days (or in the judgment of such physicians, be likely to continue for at least 180 consecutive days), the Company may terminate your employment upon written notice to you. If your employment is terminated because of physical or mental disability, your right to all compensation under this Letter Agreement allocable to days subsequent to such termination shall terminate and no further payments shall be due to you, your personal representative, or your estate, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of termination. Upon such termination you may be entitle to benefits to the extent provided, by any disability plan or insurance policy applicable to you at such time.

5. The Company may, upon written notice to you fixing the date of termination, terminate your services during the Employment Period for Cause, (as Cause is defined in Paragraph 8(c) below). In such event, your right to receive continued compensation under this Letter Agreement will terminate and no further installments will be paid to you, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of termination.

    The Company may, upon written notice to you fixing the date of termination, terminate your services during the Employment Period without Cause (as Cause is defined in Paragraph 8(c) below) any time prior to a Change in Control (as Change in Control is defined in Paragraph 8(a) below). In such event, your right to receive compensation under this Letter Agreement will terminate and no further installments will be paid to you, except for the portion, if any, of your Base Salary that is accrued and unpaid upon the date of termination; provided, however, in such event you will be paid a one time severance payment equal to the lesser of: (i) your Base Salary for the twelve (12) month period immediately preceding the date of termination or (ii) the Base Salary otherwise payable to you during the remaining Employment

Period (without any further extensions) if your employment had not been so terminated.

7. In addition to your annual Base Salary as set forth in Paragraph 2 above, you will be entitled in each calendar year to three (3) weeks vacation with pay in accordance with the vacation policies of the Company. You will also be entitled to participate in all of the Company's existing and future employee benefit programs applicable to executive officers of the Company in accordance with the terms of such benefit program plan documents.

8. Change in Control Provisions

(a) For purposes of this Letter Agreement, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported by it in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(1) Any person (within the meaning of that term as used in Sections 13(d) and 14(d) of the Exchange Act (a "Person")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this Agreement the term "Person" shall not include (i) the Company or any of its majority-owned subsidiaries or, if applicable, its current holding company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company;

(2) The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of the Company: individuals who, on the date hereof, are serving as directors on the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved;

(3) There is consummated a merger or consolidation of the Company or a subsidiary thereof with any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation, (or the parent of such surviving entity) or the shareholders of the Company approve a plan of complete liquidation of the Company, or there is consummated the sale or other disposition of all or substantially all of the Corporation's assets.

    If any of the events described above constituting a Change in Control of the Company shall have occurred, you shall be entitled to the benefits provided in Paragraph 8(f) hereof upon the termination of your employment during the term of this Letter Agreement unless such termination is (i) because of your death or disability, (ii) by the Company for Cause, (iii) by you other than for Good Reason, or (iv) on or after the date that you attain age sixty-five (65). In the event your employment with the Company is terminated for any reason prior to the occurrence of a Change in Control, you shall not be entitled to any benefits under this Paragraph 8; provided, however, that if your employment is terminated prior to a Change in Control without Cause at the direction of a person who has entered into an agreement with the Company, the consummation of which will constitute a Change in Control, your employment shall be deemed to have terminated following a Change in Control. Your entitlement to benefits under any of the Company's retirement plans will not adversely affect your rights to receive payments hereunder.

(c) Termination by the Company of your employment for "Cause" shall mean termination upon (i) the willful failure by you to substantially perform your duties with the Company (other than any such failure resulting from termination by you for Good Reason), (ii) the willful engaging by you in conduct which is materially injurious to the Company, monetarily or otherwise or (iii) your conviction of any felony or conviction of a misdemeanor which impairs your ability substantially to perform your duties with the Company. For purposes of this paragraph, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

(d) For purposes of this Letter Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a Change in Control of the Company of any one or more of the following:

(1) A reduction or alteration in the nature of your position, duties, status, salary, or responsibilities from those in effect immediately prior to the Change in Control;

(2) The failure by the Company to continue in effect any of the Company's employee benefit plans, programs, policies, practices or arrangements in which you participate (or substantially equivalent successor or replacement employee benefit plans, programs, policies, practices or arrangements) or the failure by the Company to continue your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the Change in Control;

(3) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Letter Agreement;

(4) Any purported termination by the Company of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subparagraph (e) below, and for purposes of this Letter Agreement, no such purported termination shall be effective; and

(5) The Company's requiring you to be based at a location in excess of thirty-five (35)) air miles from the location where you are based immediately prior to the Change in Control.

(e) Any termination by the Company for Cause or by you for Good Reason shall be communicated by Notice of Termination to the other party hereto. For purposes of this Letter Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Letter Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

(f) Following a Change in Control of the Company, as defined above, upon termination of your employment you shall be entitled to the following benefits:

(1) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full Base Salary through the date of termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

(2) If your employment terminates by reason of your death or disability, your benefits shall be determined in accordance with Paragraphs 3 and 4 of this Letter Agreement and the Company's retirement, survivor's benefits, insurance and other applicable programs and plans, then in effect.

    If your employment by the Company shall be terminated (i) by the Company other than for Cause, your death or disability, or (ii) by you for Good Reason, you shall be entitled to the benefits (the "Change in Control Severance Payments")

provided in Paragraphs 8(f)(3) (i), (ii), (iii), (iv) and (v)

following, which Change in Control Severance Payments shall

be in lieu of and cancel any further rights you have to receive any Base Salary that would be otherwise due under

Paragraph 2 of this Letter Agreement:

(i) The Company shall pay you your full Base Salary through the date of termination at the rate in effect at the time Notice of Termination is given;

(ii) The Company will pay as severance benefits to you, not later than the fifth day following the date of termination, a lump sum severance payment (the "Change in Control Severance Payment") equal to the product of (1) a fraction, the numerator of which is eighteen (18) and the denominator of which is equal to twelve (12), and (2) the sum of (x) your annual Base Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination, and (y) the amount, if any, of the arithmetical average of the annual bonuses awarded to you under any annual bonus plan of the Company during the Employment Period;

    In the event that you become entitled to the Change in Control Severance Payments, if any of the Change in Control Severance Payments or other portion of the Total Payments (as defined below) will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to you at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of (1) any Excise Tax on the Change in Control Severance Payments and such other Total Payments, and (2) any federal, state and local income tax, FICA-Health Insurance tax, and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Change in Control Severance Payments and such other Total Payments. For purposes of determining whether any of the payments will be

subject to the Excise Tax and the amount of such

Excise Tax, (1) any other payments or benefits received

or to be received by you in connection with a

Change in Control of the Company or your termination of employment whether pursuant to the terms of this Letter Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change of Control of the Company or any person affiliated with the Company or such person (together with the Change in Control Severance Payment, the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, except to the extent that in the opinion of tax counsel selected by the Company's independent auditors and acceptable by you such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (2) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (1), above), and (3) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the

Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

The payments provided for in the Paragraph 8(f)(3) shall be made not later than the fifth day following the date of termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate as determined in good faith by the Company of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

(h) You shall not be required to mitigate the amount of any Change in Control Severance Payments provided for in this Paragraph 8 by seeking other employment or otherwise, nor, except as provided in Paragraph 8(f)(3)(iii) above, shall the amount of any payment or benefit provided for in this Paragraph 8 be reduced by any compensation or benefit earned by you as the result of employment by another employer after the date of termination, or otherwise.

(i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof employing you to expressly assume and agree to perform this Letter Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Letter Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason.

9. This Letter Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Letter Agreement, to your devisee, legatee or other designee or, if there is not such designee, to your estate.

    As additional consideration for the compensation and benefits provided to you pursuant to this Letter Agreement, you agree that you will not, for a period of twelve (12) months after the end of the Employment Period, or the termination of your employment with the Company (whichever first occurs), directly or indirectly, compete with, engage in the same business as, be employed by, act a consultant to, or be a director, officer, employee, owner or partner, or otherwise participate in or assist (including, without limitation,

by soliciting customers for, or individuals to provide services to), any business or organization which competes with the Company or any of its subsidiaries or affiliates within a fifty (50) mile radius of any branch or office then used by the Company or its affiliates ; provided, that this restriction shall not apply if you terminate your employment with the Company for Good

Reason after a Change in Control of the Company. For purposes of this

Paragraph 10, you will not be deemed to have breached your commitment merely because you own, directly or indirectly, not more than one percent

(1%) of the outstanding common stock of such a corporation if, at the time you acquire such stock, such stock is listed on a national securities exchange or is regularly traded in the over-the-counter market by a member of either a national securities exchange or the National Association of Securities

Dealers, Inc. In order to protect the interest of the Company, you will also maintain in strict confidence and not disclose to any other person or entity any information received from any source in the Company or developed by you in the course of performing your duties for the Company. This obligation shall not extend to: (a) anything you can establish as known to you from a source outside the Company, (b) anything which has been published or becomes published hereafter other than by you, or (c) anything which you receive from a non-Company source without restriction on its disclosure.

Should you breach or threaten to breach the commitments in this Paragraph

10, and in recognition of the fact that the Company would not under such circumstances be adequately compensated by money damages, the

Company shall be entitled, in addition to any other rights and remedies available to it, to an injunction restraining you from such breach. Further, you acknowledge and agree that the provisions of this Paragraph 10 are necessary, reasonable, and proportionate to protect the Company during such non-competition period.

11. The validity, interpretation, construction and performance of this Letter Agreement shall be governed by the laws of the State of Ohio.

If the provisions of this Letter Agreement are acceptable to you, please sign one original copy of this Letter Agreement and return it to me. You may retain the second signed original for your files.

Very truly yours,

1st National Community Bank

By: /s/ Edward L. Baumgardner

Title: President & CEO_ ________

CONFIRMED:

/s/ Stephen A. Beadnell DATE: March 24, 2006